EXHIBIT 10.8
AMENDMENT
TO
STOCKHOLDERS’ AGREEMENT
     This AMENDMENT (this “Amendment”) to that certain Stockholders’ Agreement (the “Agreement”), dated July 9, 2003, by and among DigitalGlobe, Inc., a Delaware corporation (the “Company”) and the other stockholders of the Company party thereto, is entered into as of March 24, 2008, by and among, the Company and the parties listed on the signature pages hereto. Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings ascribed to such term in the Agreement.
RECITALS
     WHEREAS, in anticipation of the proposed initial public offering of the Common Stock of the Company, the Company desires to clarify and modify certain provisions of the Agreement;
     WHEREAS, Section 6.10 of the Agreement provides that Article IV of the Agreement may be amended or modified upon the approval of the Company and the holders of a majority of the New Common Stock;
     WHEREAS, Section 6.10 of the Agreement provides that Section 4.3 of the Agreement may not be amended or modified without the written consent of each Stockholder that holds five percent or more of the New Common Stock on the date hereof; and
     WHEREAS, the other signatories hereto, representing the holders of a majority of the New Common Stock, including each Stockholder that holds five percent or more of the New Common Stock on the date hereof (collectively, the “Requisite Holders”), desire to join with the Company in amending the Agreement as set forth herein.
     NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Requisite Holders, intending to be legally bound hereby, agree as follows:
1. Amendments.
     1.1. Section 4.1 Certain Definitions
             1.1.1. Section 4.1(b) of the Agreement shall be amended to read in its entirety as follows:
(b)	“Registrable Securities” shall mean the shares of New Common Stock and the shares of Private Placement Common Stock and any Common Stock which may be issued or distributed to a holder of such New Common Stock or Private Placement Common Stock by way of stock dividend or stock split or other distribution, recapitalization or reclassification; provided, however, that any shares of Common Stock that are sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the 1933 Act or another exemption from the registration requirements of the 1933 Act pursuant to which the shares of Common Stock are thereafter freely tradeable without restriction under the 1933 Act, or that cease to be outstanding, shall cease to be Registrable Securities; provided further, however, that any Registrable Securities acquired by any Stockholder or any of its Affiliates from another Stockholder or any of its Affiliates shall continue to be Registrable Securities. “Private Placement Common Stock” shall mean the shares of Common Stock issued by the Company in a private placement on December 20, 2006.
             1.1.2. The following subsection (c) shall be added to Section 4.1 of the Agreement:
(c)	For purposes of Article IV, the term “Stockholder” shall include the investors who purchased shares of Private Placement Common Stock.
     1.2. Section 4.3 Piggyback Registration Rights. Section 4.3(a) of the Agreement shall be amended to read in its entirety as follows:
(a)	At any time that the Company proposes to register any shares of Common Stock under the 1933 Act for sale solely for cash, for its own account or pursuant to a Demand Registration, and the registration form to be used may be used for the registration of Registrable Securities (each a “Piggyback Registration”), the Company shall give written notice of such proposed registration to the Stockholders and the Non-party Holders as soon as practicable (but in no event less than 15 days before the anticipated effective date of the registration statement effecting such registration). The Stockholders and Non-party Holders shall have at least 10 days from receipt by such Stockholders or by such Non-party Holders of the written notice from the Company to notify the Company of their desire to include shares in registered offering. If any Piggyback Registration is an underwritten offering, the Company shall select the book-running and other managing underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering.
     1.3. Section 4.4 Registration Procedures. Section 4.4(f) of the Agreement shall be amended to read in its entirety as follows:
(f)	notify each seller of such Registrable Securities and, if requested by any such seller of Registrable Securities, confirm such notice in writing, (1) with respect to any registration statement or any post-effective amendment thereto, when the same has become effective, and (2) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement under the 1933 Act or of the suspension by any state securities commission of the qualification of such Registrable Securities, as applicable, for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purpose.

     1.4. IPO Notice. The parties hereto acknowledge and agree that the notice to the Stockholders and the Non-Party Holders dated as of March 11, 2008 notice satisfies the requirements of Section 4.3(a) of the Agreement.
2. Reference to and Effect upon the Agreement. Except as specifically set forth above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not constitute an amendment of any provision of the Agreement, except as specifically set forth herein.
3. Headings. The section headings contained in this Amendment are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Amendment.
4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when executed by the Company and the Requisite Holders.
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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

The Company DIGITALGLOBE, INC.
By:	/s/ Yancey Spruill
	Name:	Yancey Spruill
	Title:	Vice President and Chief Financial Officer

The Stockholders
Please execute this signature page, provide the information requested below and return this signature page by March 24, 2008 to Erwin Sontani by facsimile at 303-684-4340 with the original sent by mail to Erwin Sontani at DigitalGlobe, Inc., 1601 Dry Creek Drive, Suite 260, Longmont, CO 80503:

Name:

Mailing Address:

Telephone:

E-mail address:

Signature of Authorized Person:

Name of Authorized Person:

Title of Authorized Person

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT AMENDMENT]